CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard Wellesley Income Fund our report dated November 17, 2020, relating to the financial statements and financial highlights, which appears in Vanguard Wellesley Income Fund’s Annual Report on Form N-CSR for the year ended September 30, 2020. We also consent to the references to us under the headings “Financial Statements”, “Service Providers—Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

January 27, 2021